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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT




NAME OF SUBSIDIARY:                       STATE OF ORGANIZATION:      NAMES UNDER WHICH SUBSIDIARY DOES BUSINESS:
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
Naturally Niagara Beverage Corporation    Delaware                    Naturally Niagara Beverage Corporation

Oasis Technology.srl                      Verona, Italy               Oasis Technology.S.r.l. dba Ameorotech S.r.l.

Bikappa, S.r.l.                           Verona, Italy               Bikappa, S.r.l.